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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                 SCHEDULE 14A
                                (RULE 14A-101)

                               ----------------

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14 (A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant       [X]
Filed by a Party other than the Registrant[_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                AMERIPATH, INC.
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.
  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration No.:
  (3) Filing Party:
  (4) Date Filed:

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

                               ----------------

                                AMERIPATH, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 2002

To the Stockholders of AmeriPath, Inc.:

  NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of AmeriPath, Inc., a Delaware corporation (the "Company" or "AmeriPath"), will be held at the Sheraton Oceanfront North Palm Beach, 3200 North Ocean Drive, Singer Island, Florida, at 11:00 a.m., local time, on Thursday, May 2, 2002, for the following purposes:

  (1) To elect three (3) members to the Company's Board of Directors to serve until the 2005 annual meeting of stockholders of the Company and until their successors are elected and qualified; and

  (2) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 25, 2002 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                       By Order of the Board of Directors,

                                       Gregory A. Marsh
                                       Secretary

Riviera Beach, Florida
April 4, 2002

  THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE ENCOURAGED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON AT THE MEETING.

                      2002 ANNUAL MEETING OF STOCKHOLDERS

                                      OF

                                AMERIPATH, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    TIME, DATE AND PLACE OF ANNUAL MEETING

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmeriPath, Inc., a Delaware corporation (the "Company" or "AmeriPath"), of proxies from the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), for use at the 2002 Annual Meeting of Stockholders of the Company to be held at the Sheraton Oceanfront North Palm Beach, 3200 North Ocean Drive, Singer Island, Florida, at 11:00 a.m., local time, on Thursday, May 2, 2002, and at any adjournments or postponements thereof (the "Annual Meeting").

  The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is April 4, 2002. Stockholders should review the information in this Proxy Statement together with the Company's Annual Report to Stockholders for the year ended December 31, 2001 which accompanies this Proxy Statement. The Company's principal executive offices are located at 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404, and its telephone number is (561) 845-1850.

                         INFORMATION CONCERNING PROXY

  The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

  The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so.

                        PURPOSES OF THE ANNUAL MEETING

  At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

  (1) To elect three (3) members to the Company's Board of Directors to serve until the 2005 annual meeting of the stockholders of the Company and until their successors are elected and qualified; and

  (2) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  If you sign and return the enclosed proxy, the proxies named therein will have authority to vote your shares of AmeriPath's Common Stock at the Annual Meeting as indicated therein. Unless you indicate otherwise on the enclosed proxy, all shares of AmeriPath Common Stock represented by valid proxies (including your shares) received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) by the proxies in their discretion upon any other proposals that may properly come before the meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

  The Board of Directors has set the close of business on March 25, 2002 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of March 25, 2002, there were 30,449,989 shares of Common Stock issued and outstanding, the holders of which are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors.

  Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

  You may cast your vote in several different ways. When voting for director nominees, you may (1) vote "for" all the nominees, (2) "withhold" your authority to vote for all nominees, or (3) withhold authority to vote for one or more nominees but vote for the other nominees. With respect to other proposals, you may vote "for" or "against" the proposal, or you may "abstain" from voting on the proposal. If you hold your shares through a broker or nominee and you have not given your broker or nominee instructions about how to vote on a particular matter for which the broker or nominee does not otherwise have discretionary voting power, your shares will be considered "broker or nominee non-votes" with respect to that matter.

  In accordance with Delaware law (under which the Company is organized), and the Company's bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum, which is required before any action can be taken at the Annual Meeting. Abstentions, votes withheld and broker or nominee non-votes, and shares represented by proxies reflecting abstentions, votes withheld or broker or nominee non-votes, will all be counted as votes that are present and entitled to vote for the purpose of determining the presence of a quorum. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place.

  Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting for purposes of determining the outcome of any matter submitted to the stockholders for a vote, but will not be counted as votes "for" or "against" any matter subject to the abstention or the votes withheld. Broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will be considered as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

  If a quorum is present at the Annual Meeting, the following stockholder votes will be required for approval of the proposals to be submitted at the Annual Meeting.

  . The nominees for director shall be elected by a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes, and shares represented by proxies reflecting abstentions, votes withheld, or broker or nominee non-votes, will not effect the outcome of director elections.

  . Other proposals shall be approved by a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will have the same effect as a negative vote, but broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect as a vote against any other proposal.

                         BENEFICIAL SECURITY OWNERSHIP

  The following table sets forth, as of March 25, 2002, information with respect to the beneficial ownership of the Company's Common Stock by (i) the Company's Chief Executive Officer and each of the other Executive Officers and Directors, including "Named Executive Officers" (as defined below in "Executive Compensation--Summary Compensation Table"), (ii) each director of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each holder of five percent (5%) or more of the Company's outstanding shares of Common Stock. The Company is not aware of any beneficial owner of more than five percent of the outstanding shares of Common Stock other than as set forth in the following table.

                                                           SHARES    PERCENT OF
                                                        BENEFICIALLY OUTSTANDING
NAME OF BENEFICIAL OWNER (1)                             OWNED (2)   SHARES (2)
----------------------------                            ------------ -----------
Wasatch Advisors, Inc. (3).............................  4,366,337      14.3%
T. Rowe Price Associates, Inc. (4).....................  2,357,250       7.7%
FMR Corp. (5)..........................................  1,508,290       5.0%
James C. New (6).......................................    102,418         *
Dennis M. Smith, Jr., M.D. (7).........................    228,136         *
Brian C. Carr (8)......................................     40,000         *
Alan Levin, M.D. (9)...................................     21,200         *
Gregory A. Marsh (10)..................................     17,500         *
Stephen V. Fuller (11).................................     11,000         *
James E. Billington (12)...............................     16,205         *
E. Martin Gibson (13)..................................      1,000         *
C. Arnold Renschler, M.D. (14).........................     11,000         *
Haywood D. Cochrane, Jr. (15)..........................     10,041         *
James T. Kelly (16)....................................        --          *
All directors and executive officers as a group........    458,500       1.5%

--------
*  Less than one percent.
1. Unless otherwise indicated, the address of each of the beneficial owners identified is 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404.
2. Based on 30,449,989 shares of Common Stock outstanding as of March 25, 2002. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options or warrants or the conversion of a convertible security are deemed to be outstanding for the purpose of computing the number of shares beneficially owned by such person and the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
3. Represents shares beneficially owned by Wasatch Advisors, Inc. ("Wasatch"), as to which Wasatch has sole voting power with respect to 4,366,337 of such shares and sole dispositive power with respect to all such shares. The address of Wasatch is 150 Social Hall Avenue, Salt Lake City, Utah, 84111. This disclosure of Wasatch's beneficial ownership is based solely upon information set forth in Wasatch's Schedule 13G dated February 14, 2002.
4. Represents shares beneficially owned by T. Rowe Price Associates, Inc. ("Price"), as to which Price has sole voting power with respect to 374,600 of such shares and sole dispositive power with respect to 2,357,250 such shares. The address of Price is 100 E. Pratt Street, Baltimore, Maryland 21202. This disclosure of Price's beneficial ownership is based solely upon information set forth in Price's Schedule 13G dated February 20, 2002.
5. Represents shares beneficially owned by FMR Corp. ("FMR"), as to which FMR has sole voting power with respect to 1,508,290 of such shares and sole dispositive power with respect to 198,000 such shares. The address of FMR is 82 Devonshire Street, Boston, Massachusetts, 02109. This disclosure of FMR's beneficial ownership is based solely upon information set forth in FMR's Schedule 13G dated February 13, 2002.

 6. Includes 93,411 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 212,600 shares subject to presently unexercisable stock options.
 7. Includes 39,600 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 99,400 shares subject to presently unexercisable options.
 8. Includes 40,000 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 195,000 shares subject to presently unexercisable stock options.
 9. Includes 14,700 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 73,100 shares subject to presently unexercisable stock options.
10. Includes 17,500 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 76,200 shares subject to presently unexercisable stock options.
11. Includes 11,000 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 60,200 shares subject to presently unexercisable stock options.
12. Includes 16,205 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 85,000 shares subject to presently unexercisable stock options.
13. Includes 1,000 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 14,000 shares subject to presently unexercisable stock options.
14. Includes 9,000 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 21,000 shares subject to presently unexercisable stock options.
15. Includes 1,928 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 15,000 shares subject to presently unexercisable stock options.
16. No shares are subject to stock options which are exercisable or become exercisable within 60 days. Does not include 15,000 shares subject to presently unexercisable stock options.

                        ELECTION OF DIRECTORS; NOMINEES

  The Company's Certificate of Incorporation and Bylaws provide that the number of directors constituting the Company's Board of Directors shall not be less than three nor more than twelve, as determined from time to time by resolution of the Board of Directors. The size of the Board of Directors is currently fixed at seven (7) directors.

  The Company's Certificate of Incorporation divides the Board of Directors into three classes. Each class of directors serves staggered three year terms and until their successors are elected and qualified.

  The current classes of the Board of Directors and their terms of office are as follows:

                                                   TERM
             CLASS DIRECTORS                    EXPIRATION
             ----- ---------                    ----------
               I   James C. New                    2004
               I   James T. Kelly                  2004


              II   Brian C. Carr                   2002
              II   Haywood D. Cochrane, Jr.        2002
              II   E. Martin Gibson                2002

              III  Dennis M. Smith, Jr., M.D.      2003
              III  C. Arnold Renschler, M.D.       2003

  The Board of Directors have nominated the three directors in Class II, E. Martin Gibson, Brian C. Carr, and Haywood D. Cochrane, Jr., for re-election at the Annual Meeting. Each Class II director elected at the Annual Meeting will serve until the Company's annual meeting of stockholders to be held in 2005 and until their successors have been elected and qualified.

  On December 19, 2001, E. Roe Stamps, IV resigned as a Director of the Company. The Board of Directors elected James T. Kelly to replace Mr. Stamps as a Director. Mr. Kelly will serve the remainder of Mr. Stamps' term until 2004.

  On November 1, 2001, Alan Levin, M.D. resigned as a Director of the Company. The Board of Directors elected Dennis M. Smith, Jr. M.D. to replace Dr. Levin as a Director. Dr. Smith will serve the remainder of Dr. Levin's term until 2003.

  All proxies will be voted for Messrs. Carr, Cochrane, and Gibson, absent contrary instructions. The Board of Directors has no reason to believe that the nominees will refuse or be unable to accept election; however, in the event that any nominee is unwilling or unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not specifically direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board of Directors.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company are as follows:

NAME                               AGE POSITION WITH COMPANY
----                               --- ---------------------
James C. New (1)(2)(3)...........   56 Chairman of the Board, Chief Executive
                                       Officer and Director
Brian C. Carr....................   40 President and Director
Dennis M. Smith, Jr., M.D. (1)...   50 Executive Vice President of Genomic
                                       Strategies, Medical Director and Director
James E. Billington..............   39 Senior Vice President, Operations
Stephen V. Fuller................   47 Senior Vice President, Human Resources
Gregory A. Marsh.................   41 Vice President, Chief Financial Officer
                                       and Secretary
Haywood D. Cochrane, Jr. (4).....   52 Director
E. Martin Gibson (1)(4)(5).......   63 Director
James T. Kelly (5)...............   55 Director
C. Arnold Renschler, M.D. (4)(5).   60 Director

--------
(1) Member of Acquisition Committee.
(2) Member of Small Acquisition Committee.
(3) Member of Stock Option Committee
(4) Member of Audit Committee.
(5) Member of Compensation Committee.

  James C. New has been the Chairman of the Board of Directors and Chief Executive Officer of AmeriPath since January 1996. Mr. New also held the presidency until November 30, 2000. Prior to joining AmeriPath, Mr. New served as President and Chief Executive Officer, and as a director of RehabClinics, Inc., one of the largest outpatient rehabilitation companies in the country, which he founded in 1991. RehabClinics completed its initial public offering in June 1992 and merged with NovaCare, Inc. in February 1994. Mr. New was President of NovaCare, Inc.'s Outpatient Division from 1994 to 1995. Prior to founding RehabClinics, Inc., he served as President of Greater Atlantic Health Service and Physicians Choice of Southeastern Pennsylvania, both HMOs. From 1993 through 1996, Mr. New was the Chairman of the Acquisition Committee and member of the Board of Directors of Pet Practice, Inc. From 1978 to 1985, Mr. New served in various executive positions at Textron, Inc. and Emerson Electric, Inc.

  Brian C. Carr has been President of AmeriPath since November 2000 and a Director of the Company since December 2000. Prior to joining AmeriPath, he served as Chief Executive Officer and a Director of Inform DX, which he co-founded in 1997. Prior to founding Inform DX in 1997, Mr. Carr spent 2 years at PhyCor, most recently serving as Director, Corporate Services, where he was responsible for certain M & A activities. Mr. Carr served in various executive positions with Allied Clinical Laboratories, a national, publicly held clinical laboratory company. In the state of Texas, Mr. Carr is a certified public accountant and a certified management accountant.

  Dennis M. Smith, Jr., M.D. has been the Executive Vice President of Genomic Strategies of AmeriPath since April 2000 and the Medical Director of AmeriPath since March 1999. Dr. Smith has also been a Director since November 2001. From March 1999 to April 2000, Dr. Smith was a Senior Vice President of AmeriPath. He also holds the position of Managing Director of AmeriPath Laboratory Physicians, Jacksonville where he has served since 1984. Currently, Dr. Smith chairs the Board of Trustees of the National Blood Foundation and serves as a director for the Florida-Georgia Blood Alliance, and Immucor, Inc. He is also a member of Vanderbilt University School of Engineering's Committee of Visitors. Dr. Smith was previously President of the American Association of Blood Banks and Director and Executive Head of the American Red Cross Blood Services, Nashville Region, Chairman of the National Blood Foundation, and a member of the Board of Directors of Immucor.

  James E. Billington has been the Senior Vice President of Operations of AmeriPath since November 2000. Mr. Billington joined AmeriPath when the Company acquired Inform DX in November 2000. Prior to this position, he was the co-founder, President, Chief Operating Officer and Chief Compliance Officer of Inform DX. Prior to founding Inform DX in 1997, Mr. Billington served as Vice President, Administration/Finance for LabCorp. In this capacity, he had operational and financial oversight for six operating regions with combined annual revenues of $532 million. Previously, Mr. Billington spent five years with Allied Clinical Laboratories, most recently serving as Assistant Vice President, Controller for the Texas Division. From 1984 to 1989, Mr. Billington served in various audit roles in the public accounting industry.

  Stephen V. Fuller began his employment at AmeriPath as Vice President of Human Resources in November 1996, and was promoted to Senior Vice President of Human Resources in June 1999. Prior to joining AmeriPath, he held executive human resources positions at Miami Heart Institute, Delray Medical Center, Hialeah Hospital, South Miami Hospital, Highland Park General Hospital, and the University of Miami/Jackson Memorial Medical Center. Mr. Fuller has 23 years of experience in health care human resources, and is certified by the HR Certification Institute as a Senior Professional in Human Resources and certified by World at Work (formerly the American Compensation Association) as a Certified Compensation Professional (CCP). Mr. Fuller is an active member in the Society for Human Resources Management, and has served in a variety of leadership capacities, including Area II Board Member, Board Member of the HR Florida State Council, State Director for Florida, District Director for South Florida, and President of the Greater Miami Society for Human Resources Management.

  Gregory A. Marsh has served as the Vice President, Chief Financial Officer and Secretary of AmeriPath since February 2001. From August 1996 to February 2001, he served as Vice President, Corporate Controller of AmeriPath. Prior to joining AmeriPath, Mr. Marsh was the Director of Budgeting and Financial Analysis for Sensormatic Electronics Corporation from November 1991 to July 1996. From 1983 to October 1991, Mr. Marsh worked for Coopers & Lybrand in Pittsburgh, PA and South Florida. Mr. Marsh is a Certified Public Accountant in the State of Florida.

  Haywood D. Cochrane, Jr. has been a Director of the Company since August 2001. Mr. Cochrane has served as the Chief Executive Officer of CHD Meridian Corporate Healthcare ("CHD Meridian") in Nashville, Tennessee since February 1997. Prior to joining CHD Meridian, Mr. Cochrane served as a consultant to Laboratory Corporation of America Holdings ("LabCorp"). From April 1995 to November 1996 he was Executive Vice President, Chief Financial Officer and Treasurer of LabCorp. Mr. Cochrane was an employee of National Health Laboratories, Inc. ("NHL") from June 1994 to April 1995, following NHL's acquisition of his former employer, Allied Clinical Laboratories, Inc. ("Allied"). Mr. Cochrane was President and Chief Executive Officer of Allied from its formation in 1989 until its acquisition by NHL in June 1994. Mr. Cochrane is currently a director at JDN Realty, Inc., TriPath Imaging, Inc., and Sonus Corp.; all publicly traded companies, as well as CHD Meridian.

  E. Martin Gibson has been a director of the Company since March 2001. Mr. Gibson retired from Corning, Inc. in 1994 after a 32-year career. His last position at Corning was Chairman and CEO of Corning Lab Services, Inc., the company's largest subsidiary. He served as a Corning Director for 11 years. Mr. Gibson serves as a Director of the IT Group and Hardinge, Inc.

  James T. Kelly has been a director since December 2001. Mr. Kelly served as the Chief Executive Officer of Lincare Holdings Inc. from 1986 through 1996, and served as Chairman of the Board of Lincare from 1994 through 2000. Prior to joining Lincare in 1986, Mr. Kelly spent 19 years with the Mining and Metals Division of Union Carbide Corporation, serving in a number of sales, operations and finance positions. Mr. Kelly is currently a director of American Dental Partners, Inc. and Health Management Systems, Inc.

  C. Arnold Renschler, M.D. has been a director of the Company since April 1997. Recently retired in May 2000, he had been Executive Vice President of Bergen Brunswig Corp. since April 1999. From December 1997 to April 1999, he was President and CEO of PharMerica, Inc. and a member of its Board of Directors. From June 1996 to November 1997, Dr. Renschler was President and Chief Executive Officer of Pharmacy Corporation of America, a division of Beverly Enterprises, Inc. From January 1990 to June 1996, he held various positions, including serving as a Director, President and Chief Operating Officer and Chief Clinical Officer of NovaCare, Inc. He currently serves as a Director of two privately-held health care companies, Cora Health, Inc. and Elderport, Inc. Dr. Renschler is certified in pediatric medicine.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the Company's year ended December 31, 2001, the Company's Board of Directors held nine formal meetings and six special meetings and took a number of other actions by written consent. During 2001, no director attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees, except E. Roe Stamps IV.

  The only committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Stock Option Committee, the Acquisition Committee, and the Small Acquisition Committee.

  From the beginning of 2001 until August 2001, Mr. Gibson and Dr. Renschler were the members of the Audit Committee. In August 2001, the Board of Directors elected Mr. Cochrane as a Director, and concurrently, Mr. Cochrane joined the Audit Committee with Mr. Gibson and Dr. Renschler for the remainder of 2001. During 2001, the Audit Committee held three meetings and took a number of other actions by written consent. The duties and responsibilities of the Audit Committee include (i) recommending to the Board of Directors the appointment of the Company's independent public accountants and any termination of engagement, (ii) overseeing the independent auditor relationship, (iii) reviewing the Company's significant accounting policies and internal controls, and (iv) reporting its recommendations and findings to the full Board of Directors. The members of the Audit Committee for 2002 are Messrs. Cochrane and Gibson and Dr. Renschler. All members of the audit committee are independent as required by applicable listing standards of the Nasdaq National Market.

  From the beginning of 2001 to March 2001, Messrs. Roberts and Stamps were the members of the Compensation Committee of the Board of Directors. From March 2001 until December 2001, Messrs. Gibson and Stamps were the members of the Compensation Committee. In December 2001, Mr. Stamps resigned from the Board of Directors, and the Board of Directors elected Mr. Kelly as a Director. Concurrently, Mr. Kelly joined the Compensation Committee with Mr. Gibson for the remainder of 2001. During 2001, the Compensation Committee held one meeting. The Compensation Committee reviews and approves the compensation of the Company's chief executive officer and administers the Company's stock option plans. The members of the Compensation Committee for 2002 are Messrs. Gibson and Kelly and Dr. Renschler.

  Although the Compensation Committee is responsible for granting options under the Company's stock option plans, in December 2001, the Board of Directors delegated to a Stock Option Committee the authority to make routine option grants to employees other than executive officers and directors. The Compensation Committee retains the authority to grant options to executive officers and directors. Mr. New was the sole member of its newly appointed Stock Option Committee in 2001. The Stock Option Committee took no actions in 2001. Mr. New will be the sole member of the Stock Option Committee in 2002.

  From the beginning of 2001 until November 2001, Messrs. Gibson and New and Dr. Levin were the members of the Acquisition Committee. In November 2001, Dr. Levin resigned from the Board of Directors, and the Board of Directors elected Dr. Smith as a Director. Concurrently, Dr. Smith joined the Compensation Committee with Messrs. Gibson and New for the remainder of 2001. During 2001, the Acquisition Committee held one meeting and took a number of other actions by written consent. The Acquisition Committee is authorized to review and approve acquisitions by the Company with a purchase price of less than $15 million. The Acquisition Committee reviews and recommends acquisitions of $15 million or more to the Board of Directors, for the Board's approval. The members of the Acquisition Committee for 2002 are Messrs. Gibson and New and Dr. Smith.

  Mr. New was the sole member of the Small Acquisition Committee during 2001. The Small Acquisition Committee took no actions in 2001. The Small Acquisition Committee is authorized to review and approve acquisitions by the Company with a purchase price of up to $3 million. Mr. New will be the sole member of the Small Acquisition Committee for 2002.

DIRECTOR COMPENSATION

  The Company pays each director who is not an employee a retainer of $10,000 per year plus $1,500 for each meeting of the Board of Directors, and $500 for each meeting of a committee of the Board of Directors, attended in person. In addition, each director who is not an employee of the Company receives an option to purchase 5,000 shares of Common Stock under the Company's 1996 Director's Stock Option Plan in connection with his or her initial election to the Board of Directors and is eligible to receive discretionary grants of options to purchase additional shares from time to time thereafter. During 2001, the Company made a discretionary grant of 5,000 stock options, at an exercise price of $24.95, to Dr. A. Renschler. The Company also reimburses all directors for out-of-pocket expenses incurred in connection with the rendering of services as a director.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the aggregate compensation paid or earned during the prior three years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total annual salary and bonus was $100,000 or more for 2001 (the Chief Executive Officer and such other executive officers are sometimes referred to herein as the "Named Executive Officers").

                                                                                  LONG-TERM
                                                  ANNUAL COMPENSATION           COMPENSATION
                                         ------------------------------------- ---------------
                                                                OTHER ANNUAL      NUMBER OF
NAME AND PRINCIPAL POSITION  FISCAL YEAR SALARY ($) BONUS ($) COMPENSATION ($) OPTIONS GRANTED
---------------------------  ----------- ---------- --------- ---------------- ---------------
James C. New...............     2001      425,000    255,000          --  (1)       75,000
 Chairman of the Board,
  President and                 2000      375,000    225,000          --            61,000
 Chief Executive Officer        1999      350,000    190,000          --            50,000


Alan Levin, M.D............     2001      294,700    100,800          --            25,000
 Corporate Vice President       2000      279,394     96,900          --            28,500
                                1999      270,636     84,700          --            20,000


Brian C. Carr..............     2001      271,862    100,000       57,023 (2)      200,000
 President


Dennis M. Smith, Jr., M.D..     2001      348,769        --           --            25,000
 Executive Vice President
  of Genomic                    2000      252,308        --           --            34,000
 Strategies and Chief Medi-
  cal Officer                   1999      294,167     33,333          --            25,000


Gregory A. Marsh...........     2001      180,939    100,000          --            35,000
 Vice President and Chief
 Financial Officer

--------
(1) The aggregate amount of perquisites and other personal benefits provided to the executive officer is less than the lesser of 10% of the total annual salary and bonus of such officer or $50,000, but is not $0.
(2) Represents reimbursement of expenses in connection with Mr. Carr's relocation to West Palm Beach, Florida from Nashville, Tennessee.

OPTION GRANTS TABLE

  The following table sets forth certain information regarding options granted to the Named Executive Officers during 2001.

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF STOCK
                                   NUMBER OF      PERCENT OF TOTAL                       PRICE APPRECIATION
                                  SECURITIES      OPTIONS GRANTED  EXERCISE              FOR OPTION TERM (2)
                                  UNDERLYING        TO EMPLOYEES   PRICE PER EXPIRATION ---------------------
NAME                          OPTIONS GRANTED (1)     IN YEAR       SHARE       DATE        5%        10%
----                          ------------------- ---------------- --------- ---------- ---------- ----------
James C. New................         75,000               8%         24.95     5/3/11   $1,176,819 $2,982,291


Alan Levin, M.D.............         25,000             2.7%         24.95     5/3/11   $  392,273 $  994,097


Brian C. Carr...............        200,000            21.4%         24.95     5/3/11   $3,138,184 $7,952,775


Dennis M. Smith, Jr., M.D. .         25,000             2.7%         24.95     5/3/11   $  392,273 $  994,097
                                     25,000             2.7%         30.03    7/31/11   $  472,143 $1,196,502


Gregory A. Marsh............         10,000             1.1%         18.75     3/6/11   $  117,918 $  298,827
                                     25,000             2.7%         24.95     5/3/11   $  392,273 $ 994 ,097

--------
(1) All options were granted under either the Company's Amended and Restated 1996 Stock Option Plan or the Company's 2001 Stock Option Plan at exercise prices equal to or greater than the fair market value of the Common Stock on the date of the grant, and vest over five years with a ten-year term.
(2) These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock.

OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUE TABLE

  The following table sets forth information regarding exercise of options during 2001 and the options held at December 31, 2001 by each of the Named Executive Officers.

                                                          NUMBER OF           VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                             NUMBER OF                   AT YEAR END          AT 2001 YEAR END (1)
                              OPTIONS    AMOUNT   ------------------------- -------------------------
NAME                         EXERCISED  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         --------- ---------- ----------- ------------- ----------- -------------
James C. New...............   150,000  $2,845,294   266,211      169,800     $217,322    $2,489,084
Alan Levin, M.D............    47,300  $  510,412     7,200       67,800     $160,272    $1,185,474
Brian C. Carr..............     2,008  $   20,761       --       200,000          --     $1,462,000
Dennis M. Smith, Jr., M.D..       --          --     22,800       96,200     $506,184    $1,325,486
Gregory A. Marsh...........     9,500  $  162,025    10,500       59,200     $232,739    $  900,562

--------
(1) The indicated value of the options is a computation of the difference between the applicable option exercise price and the closing market price of the Common Stock as of December 31, 2001 ($32.26) multiplied by the number of shares of Common Stock underlying such option.

EMPLOYMENT AGREEMENTS

  The Company entered into an employment agreement with Mr. New effective April 1, 2001, pursuant to which Mr. New is eligible to receive an annual bonus of up to 50% of his base salary upon attaining mutually agreed upon objectives relating to the Company's performance, and a potential additional amount of bonus for exceeding the objectives. For the year ended December 31, 2001, the Compensation Committee of the Board of Directors determined that Mr. New exceeded his performance objectives for 2001 and awarded a bonus to Mr. New that exceeded 50% of his base salary. Upon termination of his employment by the Company for reasons other than disability, death or cause, Mr. New will receive a pro rata portion of his bonus for the year in which the termination occurs, his base salary and prior years' bonus for a period of 24 months, and his benefits for a period of 18 months. In the event of a "change-in-control" of the Company, the Company will pay Mr. New a bonus equal to two times his annual base salary and bonus, if either the Board of Directors approves such payment or if the per share selling price is greater than average market price for the prior six months, and accelerate the vesting of all the unvested options held by Mr. New. If Mr. New's employment is terminated in connection with a change-in-control or within one year after a change-in-control, the Company will also pay Mr. New a pro rata portion of his bonus for the year in which the termination occurs, make a lump sum payment to Mr. New equal to two times his annual base salary and bonus plus the cost of 18 months of benefits, and accelerate the vesting of all of the unvested options held by Mr. New. On the other hand, if Mr. New is still employed by the Company on the one-year anniversary of the change-in-control, the Company will pay him a bonus equal to one times his annual base salary and bonus. Following the termination of his employment with the Company, Mr. New has agreed not to compete with the Company or solicit the Company's employees or customers for two years.

  The Company entered into an employment agreement with Mr. Carr on November 30, 2000 and amended it on April 1, 2001. Under this agreement, Mr. Carr is eligible to receive an annual bonus of up to 35% of his base salary upon attaining mutually agreed upon objectives relating to the Company's performance, and a potential additional amount of bonus for exceeding the objectives. Upon termination of his employment by the Company for reasons other than disability, death or cause, Mr. Carr will receive a pro rata portion of his bonus for the year in which the termination occurs and his base salary for a period of 12 months. If the Company experiences a change-in-control, the Company will pay Mr. Carr a bonus equal to one times his base salary and accelerate the vesting of all of the unvested options held by Mr. Carr. If Mr. Carr's employment is terminated within one year after a change-in-control, the Company will also pay Mr. Carr a pro rata portion of his bonus for the year in which the termination occurs plus a lump sum payment equal to two times his annual base salary and accelerate the vesting of all of the unvested options held by Mr. Carr. On the other hand, if Mr. Carr is still employed by the Company on the one year anniversary of the change-in-control the Company will pay him a bonus equal to one times his base salary. Following the termination of his employment with the Company, Mr. Carr has also agreed to neither compete with the Company for one year nor solicit its employees or customers for two years.

  The Company assumed obligations of an employment agreement with Dr. Levin, in his capacity as an Affiliated Physician, as of June 30, 1996 in connection with the Company's acquisition of Derrick and Associates. On August 12, 1999, the Company entered into an Executive Retention Agreement with Dr. Levin. On June 1, 2001, the Company entered into an Amendment to Employment and Retention Agreements with Dr. Levin that amended the first two agreements. Pursuant to the Company employment agreements with Dr. Levin, he is eligible to receive an annual bonus of up to 35% of his base salary upon attaining mutually agreed upon objectives relating to the Company's performance, and a potential additional amount of bonus for exceeding the objectives. Upon termination of his employment by the Company for reasons other than disability, death or cause, Dr. Levin will receive a pro rata portion of his bonus earned for the year in which the termination occurs and his base salary for a period of 12 months and benefits for a period of 18 months. If the Company experiences a change-in-control, the Company will pay Dr. Levin a bonus equal to two times his base salary and accelerate the vesting of all of the unvested options held by Dr. Levin. If Dr. Levin's employment is terminated in connection with a change-in-control or within one year after a change-in-control, the Company will also pay Dr. Levin a pro rata portion of his bonus for the year in which the termination occurs plus a lump sum equal to one times his base salary plus the cost of 18 months of benefits and accelerate the vesting of all of the unvested options held by Dr. Levin. On the other hand, if Dr. Levin is still employed by the Company on the one year anniversary of the change-in-control, the Company will pay him a bonus equal to one times his base salary. Following the termination of his employment with the Company, Dr. Levin has also agreed not to compete with the Company or solicit its employees or customers for two years. In November 2001, Dr. Levin resigned his position as Chief Operating Officer and became the Corporate Vice President and a practicing pathologist at one of the Company's operations.

  The Company entered into an employment agreement with Mr. Marsh effective April 1, 2001, pursuant to which Mr. Marsh is eligible to receive an annual bonus of up to 35% of his base salary upon attaining mutually agreed upon objectives relating to the Company's performance, and a potential additional amount of bonus for exceeding the objectives. Upon termination of his employment by the Company for reasons other than disability, death or cause, Mr. Marsh will receive a pro rata portion of his bonus for the year in which the termination occurs and his base salary and benefits for a period of 12 months. If the Company experiences a change-in-control, the Company will pay Mr. Marsh a bonus equal to one and a half times his base salary and accelerate the vesting of all of the unvested options held by Mr. Marsh. If Mr. Marsh's employment is terminated within one year after a change-in-control, the Company will also pay Mr. Marsh a pro rata portion of his bonus for the year in which the termination occurs plus a lump sum equal to one and a half times his base salary plus the cost of 12 months of benefits and accelerate the vesting of all of the unvested options held by Mr. Marsh. On the other hand, if Mr. Marsh is still employed by the Company on the one year anniversary of the change-in-control, the Company will pay him a bonus equal to one times his base salary. Following the termination of his employment with the Company, Mr. Marsh has also agreed to neither compete with the Company for one year nor solicit its employees or customers for two years.

  The Company entered into an employment agreement with Dr. Smith, in his capacity as an Affiliated Physician, as of December 1, 1997, in connection with the Company's acquisition of Laboratory Physicians in Jacksonville, Florida. On June 1, 2001, the Company and Dr. Smith amended this agreement to change his title from "Medical Director of the Jacksonville Division" to "Executive Vice President of Genomic Strategies and Chief Medical Officer." Upon his termination because of death or disability, the Company will pay
Dr. Smith 60 days salary. If Dr. Smith is terminated without cause, the Company will pay him one year salary. If the Company experiences a change-in-control, all of Dr. Smith's unvested options shall become vested.
If Dr. Smith's employment is terminated within one year after a change-in-control, the Company will pay Dr. Smith a lump sum equal to one times his base salary and accelerate the vesting of all of the unvested options held by Dr. Smith. Dr. Smith has agreed not to compete with the Company or solicit employees or customers from the Company for two years following the termination of his employment unless the Company terminates him without cause.

  The Company entered into an employment agreement with Mr. Billington on November 30, 2000 and amended it on April 1, 2001. Under this agreement, Mr. Billington is eligible to receive an annual bonus of up to 30% of his base salary upon attaining mutually agreed upon objectives relating to the Company's performance, and a potential additional amount of bonus for exceeding the objectives. Upon termination of his employment by the Company for reasons other than disability, death or cause, Mr. Billington will receive a pro rata portion of his bonus for the year in which the termination occurs and his base salary for a period of 12 months. If the Company experiences a change-in-control, the Company will pay Mr. Billington a bonus equal to one times his base salary and accelerate the vesting of all of the unvested options held by Mr. Billington. If Mr. Billington's employment is terminated within one year after a change-in-control, the Company will also pay Mr. Billington a pro rata portion of his bonus for the year in which the termination occurs plus a lump sum payment equal to one times his annual base salary and accelerate the vesting of all of the unvested options held by Mr. Billington. Following the termination of his employment with the Company, Mr. Billington has also agreed to neither compete with the Company for one year nor solicit its employees or customers for two years.

  The Company entered into an employment agreement with Mr. Fuller effective April 1, 2001, pursuant to which Mr. Fuller is eligible to receive an annual bonus of up to 35% of his base salary upon attaining mutually agreed upon objectives relating to the Company's performance, and a potential additional amount of bonus for exceeding the objectives. Upon termination of his employment by the Company for reasons other than disability, death or cause, Mr. Fuller will receive a pro rata portion of his bonus for the year in which the termination occurs and his base salary and benefits for a period of 12 months. If the Company experiences a change-in-control, the Company will pay Mr. Fuller a bonus equal to one times his base salary and accelerate the vesting of all of the unvested options held by Mr. Fuller. If Mr. Fuller's employment is terminated in connection with a change-in-control or within one year after a change-in-control, the Company will also pay Mr. Fuller a pro rata portion of his bonus for the year in which the termination occurs plus a lump sum payment equal to one times his annual base salary plus the cost of 12 months of benefits and accelerate the vesting of all the unvested options held by

Mr. Fuller. On the other hand, if Mr. Fuller is still employed by the Company on the one-year anniversary of the change-in-control, the Company will pay him a bonus equal to one times his base salary. Following the termination of his employment with the Company, Mr. Fuller has also agreed to neither compete with the Company for one year nor solicit its employees or customers for two years.

  Each of the Named Executive Officers holds options to purchase Common Stock granted under either the Company's Amended and Restated 1996 Stock Option Plan or the Company's 2001 Stock Option Plan. In addition to other events, such options generally become fully exercisable upon: (i) a merger, consolidation, reorganization, liquidation, or dissolution in which the Company does not survive; (ii) a sale, lease, exchange or other disposition of all or substantially all of the Company's property or other assets; (iii) certain specified changes in control of the Company.

LONG-TERM INCENTIVE AND PENSION PLANS

  The Company does not have any long-term incentive or pension plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  From the beginning of 2001 through March 2001, Messrs. Roberts and Stamps were the members of the Compensation Committee of the Board of Directors. From March 2001 to December 2001, Messrs. Gibson and Stamps were the members of the Compensation Committee. In December 2001, Mr. Stamps resigned from the Board of Directors, and Mr. Kelly joined the Board of Directors and the Compensation Committee with Mr. Gibson for the remainder of 2001. All compensation decisions affecting Mr. New were approved by the Compensation Committee and by the Company's Board of Directors, except for Mr. New.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Under rules established by the Securities and Exchange Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

  The Compensation Committee is responsible for determining and making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and the basis for their awards, stock options and other benefits.

  The three principal components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting, retaining and motivating qualified management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments and (iv) aligning management compensation with the achievement of the Company's goals and performance.

  It is the Compensation Committee's view that senior executives' interests should complement those of the stockholders. Accordingly, consistent with prior practice, it is anticipated that a substantial portion of senior executive compensation above a base salary will be provided through bonuses tied to certain indicators of Company performance and through the grant of stock options, thus creating incentives for executives to achieve long term Company objectives and increase stockholder value. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position in question and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for similar positions at comparable companies. Annual bonuses are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive and the responsibilities assumed by the executive.

  The Compensation Committee has reviewed the Company's existing management compensation arrangements and has consulted with the Chief Executive Officer to evaluate the Company's current compensation programs, and believes that they are consistent with the philosophy of the Compensation Committee. Additionally, the Compensation Committee has made certain recommendations for the present year regarding evaluation criteria in connection with the incentive compensation to be awarded to the Company's senior management.

  Executive Officer Compensation. The determination of 2001 executive officer compensation by the Compensation Committee was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and performance, compensation levels at comparable companies and historical compensation levels, and following consultation with and recommendations from the Company's Chief Executive Officer. In addition, the executive officers who are physicians that sold their practices to the Company had previously existing employment agreements which were assumed by the Company and that designate a substantial portion of such officers' compensation. See "Employment Agreements" above for a description of the Company's agreements with named executive officers related to compensation.

  Chief Executive Officer Compensation. The principal factors considered by the Compensation Committee and the Board of Directors in determining the 2001 salary and bonus for James C. New, the Chief Executive Officer of the Company, included the factors described in the preceding paragraph and an analysis of the compensation of chief executive officers of comparable public companies similar in size and capitalization to the Company, and it was the view of the Compensation Committee that Mr. New's 2001 compensation was reasonable in comparison. Based on such factors, Mr. New's base salary was increased from $375,000 to $425,000 for 2001, and his 2001 bonus was awarded based upon his achievement of performance objectives during 2001 that the Compensation Committee established early in the year, including the Company's attainment of revenue, earnings-per-share, practice acquisition and other goals. Because Mr. New exceeded the performance goals set by the Compensation Committee, Mr. New was awarded a bonus in 2001 that exceeded 50% of his base salary. Based on Mr. New's and the Company's performance in 2001, Mr. New's base salary for 2002 was increased to $475,000.

                                       C. Arnold Renschler, M.D.
                                       E. Martin Gibson
                                       James T. Kelly

                                       As Members of the
                                       Compensation Committee

PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return on the Nasdaq Stock Market Index and the Nasdaq Health Services Index commencing on October 22, 1997 (the first day the Common Stock began trading on the Nasdaq Stock Market) through December 31, 2001. The closing price of the Company's Common Stock used in the graph for October 22, 1997 is $19.75, the last sale price on the first day the Common Stock began trading on the Nasdaq Stock Market. The graph assumes a $100 investment on October 22, 1997 in each of AmeriPath Common Stock, the Nasdaq Stock Market Index and the Nasdaq Health Services Index.


                              RESEARCH DATA GROUP
                       PEER GROUP TOTAL RETURN WORKSHEET

                                AMERIPATH INC.

                                                           CUMULATIVE TOTAL RETURN
                           -----------------------------------------------------------------------------------------
                           10/22/97   12/97    3/98     6/98     9/98     12/98    3/99     6/99     9/99     12/99
                           --------  -------  -------  -------  -------  -------  -------  -------  -------  -------
AMERIPATH, INC.             $100.00  $106.25  $115.23  $ 73.83  $ 92.97  $ 55.86  $ 56.25  $ 53.91  $ 52.34  $ 51.18
NASDAQ STOCK MARKET (U.S.)  $100.00  $ 92.23  $107.95  $110.91  $100.07  $130.04  $145.83  $159.52  $163.50  $241.65
NASDAQ HEALTH SERVICES      $100.00  $ 86.88  $ 95.31  $ 86.55  $ 65.01  $ 73.64  $ 65.93  $ 81.45  $ 60.17  $ 59.24

                             CERTAIN TRANSACTIONS

  Pursuant to the Company's acquisition of Derrick and Associates in 1996, Dr. Levin received in exchange for his interest in Derrick a Subordinated Contingent Note in the maximum principal amount of $584,615. The Company paid $262,353, including interest, to Dr. Levin in 2001 with respect to the Contingent Note based upon operating earnings achieved in 2000.

  Pursuant to the Company's acquisition of Laboratory Physicians, Jacksonville ("LPJ") in 1997, Dr. Smith received in exchange for his interest in LPJ a Subordinated Contingent Note in the maximum principal amount of $1,420,000. The Company paid $217,664, including interest, to Dr. Smith in 2001 with respect to the Contingent Note based upon operating earnings achieved in 2000.

SECTION 16(A) COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports that they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during 2001.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee operates pursuant to a Charter approved by the Board of Directors. The primary responsibility of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In this context, we have reviewed and discussed with management and the independent auditors the Company's audited financial statements as of and for the year ended December 31, 2001. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have discussed with the auditors their independence. In addition, we have considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors' independence.

  We are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. We rely without independent verification on the information provided to us by, and on the representations made by, management and the independent accountants. Accordingly, our oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

  Based upon the reports and discussions described in this report, and subject to the limitations on our role and responsibilities referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                       Haywood D. Cochrane, Jr.
                                       E. Martin Gibson
                                       C. Arnold Renschler

                                       As Members of the
                                       Audit Committee

                             INDEPENDENT AUDITORS

  On April 1, 2002, the Company dismissed Deloitte & Touche LLP as the Company's independent auditors and engaged Ernst & Young LLP as the Company's new independent auditors. The decision to change accountants was recommended by the Audit Committee of the Company's Board of Directors and approved by the Company's Board of Directors.

  The reports of Deloitte & Touche LLP on the Company's financial statements for the two fiscal years ended December 31, 2000 and 2001 do not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's December 31, 2000 and 2001 fiscal years and the subsequent interim period preceding the date of the Company's change in independent auditors, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure as described in paragraph (a)(1)(iv) and Instructions 4 and 5 of Item 304 of the Securities and Exchange Commission's Regulation S-K, and there were no "reportable events" as described in paragraph (a)(1)(v) of such
Item 304.

  Representatives of Deloitte & Touche LLP, the Company's independent auditors for 2001, and Ernst & Young LLP, the Company's independent auditors for 2002, are expected to be present at the 2002 Annual Meeting of Stockholders. The representatives will be given the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

AUDIT AND OTHER FEES

  The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $175,000. The aggregate fees billed by Deloitte & Touche LLP for audit related services rendered to the Company, other than the services described above, were $187,200. Audit related services generally include fees for consents and comfort letters, assistance in understanding and applying financial accounting and reporting standards, and accounting assistance with proposed transactions. In addition, Deloitte & Touche LLP provided non-audit related services totaling $54,000 for the year 2001.

AUDIT COMMITTEE REVIEW

  The Company's Audit Committee has reviewed the services rendered and the fees billed by Deloitte & Touche LLP for the fiscal year ending December 31, 2001. The Audit Committee has determined that the services rendered and the fees billed last year that were not related to the audit of the Company's financial statements are compatible with the independence of Deloitte & Touche LLP as the Company's independent accountants for 2001.

                                OTHER BUSINESS

  The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

  A COPY OF THE 2001 ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND ALL SCHEDULES AND AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO:
CORPORATE SECRETARY, AMERIPATH, INC., 7289 GARDEN ROAD, SUITE 200, RIVIERA BEACH, FLORIDA, 33404.

                 INFORMATION CONCERNING STOCKHOLDER PROPOSALS

  Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a stockholder intending to present a proposal to be included in the Company's proxy statement for the Company's annual meeting of Stockholders to be held in 2003 must deliver a proposal in writing to the Company's principal executive offices no later November 29, 2002. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials.

  In addition, in order for a stockholder's proposal or director nomination to be raised from the floor during next year's annual meeting, written notice must be received by the Company after October 30, 2002 but no later than November 29, 2002 and must contain all such information as required under the Company's Bylaws. A copy of such Bylaw requirements for stockholder proposals and nominations is available upon request from the Company's Investor Relations Department, 7289 Garden Road, Suite 200, Riviera Beach, Florida, 33404.

                                       By Order of the Board of Directors,

                                       JAMES C. NEW
                                       Chairman of the Board and
                                       Chief Executive Officer

Riviera Beach, Florida
April 4, 2002

                                AMERIPATH, INC.

                     THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

  The undersigned, a stockholder of AMERIPATH, INC., a Delaware corporation (the "Company"), hereby appoints James C. New and Gregory A. Marsh, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 2, 2002 at 11:00 a.m., local time, and at any adjournments or postponements thereof. The proxies are further authorized to vote in their discretion on other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

                      (COMPLETE AND SIGN ON REVERSE SIDE)

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE: [X]

  The Board of Directors unanimously recommends a vote FOR the proposal below.

ELECTION OF DIRECTORS: To elect three directors to serve until the 2005 annual meeting of stockholders of the Company and until their successors are elected and qualified.

  [_] VOTE FOR all nominees                 [_] WITHHOLD AUTHORITY TO VOTE
      listed, except as marked                  for all nominees
      to the contrary below*

NOMINEES:BRIAN C. CARR
         HAYWOOD D. COCHRANE, JR.
         E. MARTIN GIBSON

*INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below:

-------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES IN THE PROPOSAL. THE PROXIES WILL VOTE WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT
MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and Proxy Statement for the 2002 Annual Meeting and (2) the Company's 2001 Annual Report to Stockholders.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

(Signature) ________ (Signature if held jointly) ________ Dated: ________ 2002

     IMPORTANT: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held jointly, all should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.